UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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CONSTRUCTION PARTNERS, INC.
________________________________________________________________
(Name of Registrant as Specified in its Charter)

N/A
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MARCH 6, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Construction Partners, Inc. (the “Company”) will be held on Friday, March 6, 2020, at 9:00 a.m., Central Time, at the Hilton Garden Inn, located at 171 Hospitality Lane, Dothan, Alabama 36303. The Annual Meeting is being held for the following purposes:
1.to elect two Class II directors to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders;
2.to ratify the appointment of RSM US LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2020; and
3.to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors has established January 7, 2020 as the record date for the Annual Meeting. Only holders of the Company’s Class A or Class B common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
This proxy statement provides you with detailed information about the proposals to be voted on at the Annual Meeting. With this proxy statement, we are also including a copy of our 2019 Annual Report on Form 10-K (the “Annual Report”) in order to provide you with additional information about the Company. We encourage you to read this proxy statement and the Annual Report carefully.
The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice is hereby given may be transacted at any such adjournment.

By Order of the Board of Directors,

Ned N. Fleming, III
Executive Chairman of the Board of Directors
Dothan, Alabama
January 23, 2020

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants	34
General	34
Audit Committee Pre-Approval Policy	34
Fees Paid to RSM	34

Other Matters	36

Deadline for Stockholder Proposals	36

Annual Report on Form 10-K	36

CONSTRUCTION PARTNERS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, MARCH 6, 2020

This proxy statement (the “Proxy Statement”), along with the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), is furnished on behalf of Construction Partners, Inc. (the “Company”) by its board of directors (the “Board”) and management in connection with the solicitation of your proxy to be voted at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m., Central Time, on Friday, March 6, 2020, at the Hilton Garden Inn, located at 171 Hospitality Lane, Dothan, Alabama 36303, and at any adjournments or postponements thereof.
In this Proxy Statement, unless the context suggests or requires otherwise, references to “the Company,” “we,” “us” and “our” mean Construction Partners, Inc. (formerly known as SunTx CPI Growth Company, Inc.), a Delaware corporation, and, as appropriate, our subsidiaries. References to “SunTx” mean SunTx Capital Partners, a private equity firm based in Dallas, Texas, and its affiliates, which collectively own a controlling interest in our common stock.
We began mailing this Proxy Statement and the accompanying Notice on or about January 23, 2020 to all stockholders of the Company entitled to vote at the Annual Meeting.
________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 6, 2020

This Proxy Statement is available for viewing, downloading and printing at www.proxyvote.com. Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (the “Annual Report”), which includes our annual financial statements, on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov, or by following the “Investors - Financial Information” link on our website at http://www.constructionpartners.net. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge by sending a written request to the principal executive office of the Company at the following address: Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE
We are an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”) and a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are permitted to take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include, among other things, (i) an option to present only two years of audited financial statements and related management’s discussion and analysis in our Annual Report; (ii) an exemption from the requirement that our auditor attest to the effectiveness of our internal control over financial reporting, (iii) an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) reduced disclosure about our executive compensation arrangements; and (v) an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.
We have taken advantage of certain of the exemptions discussed above in this Proxy Statement, in our Annual Report and elsewhere, and we intend to continue to do so for so long as we are eligible. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which our total revenue exceeds $1.07 billion, (ii) September 30, 2023, which is the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
The Board, on behalf of the Company, is providing these proxy materials to you in connection with the Annual Meeting. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement, along with the Notice, summarizes the purposes of the Annual Meeting and certain information that will assist you in determining how to vote at the Annual Meeting.
Who is soliciting my proxy?
This proxy solicitation is being made on behalf of the Company by its Board and management. The cost of this solicitation, including the cost of distributing the proxy materials, will be borne by the Company. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies.   Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.
What is included in these materials?
These proxy materials include:
•the Proxy Statement for our Annual Meeting;
•a proxy card with a prepaid return envelope; and
•our Annual Report, which includes our audited financial statements.
This Proxy Statement and form of proxy are being mailed or made available to our stockholders on or about January 23, 2020. The Annual Report does not form any part of the materials for solicitation of proxies.
What proposals will be voted on at the Annual Meeting?
Two proposals are scheduled to be voted on at the Annual Meeting: (i) the election of two Class II directors to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders (proposal 1), and (ii) the ratification of the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2020 (proposal 2).

Who may vote at the Annual Meeting?
The Board has fixed January 7, 2020 as the record date (the “Record Date”) for determining stockholders of the Company entitled to receive notice of and vote at the Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were (i) 32,705,418 shares of Class A common stock, par value $0.001, issued and outstanding, held by four stockholders of record, including 13,475,000 shares held by funds controlled by SunTx, and (ii) 19,076,327 shares of Class B common stock, par value $0.001, issued and outstanding, held by 11 stockholders of record, including 15,817,072 shares held by funds controlled by SunTx. The actual number of beneficial holders of our Class A common stock is significantly greater than the number of stockholders of record and includes stockholders who are beneficial owners, but whose shares are held by banks, brokers and other nominees.
What are my voting rights under the Company’s dual class equity structure?
On April 23, 2018, we amended and restated our certificate of incorporation to effectuate a dual class common stock structure consisting of Class A and Class B common stock. This amendment and restatement resulted in the initial authorization of Class A common stock and the automatic conversion of each share of our common stock, par value $0.001 per share, into 25.2 shares of Class B common stock. In this Proxy Statement, we refer to these actions collectively as the “Reclassification,” and we refer to the Class A and Class B common stock collectively as the “common stock.”
The rights of holders of our Class A common stock and our Class B common stock are identical, except with respect to voting rights, conversion rights and certain transfer restrictions applicable to our Class B common stock. With respect to each proposal to come before the stockholders at the Annual Meeting, including the election of directors, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. As of the Record Date, there were (i) 32,705,418 shares of Class A common stock outstanding, representing 63.2% of our total equity ownership and 14.6% of the total voting power of our outstanding common stock, and (ii) 19,076,327 shares of Class B common stock outstanding, representing 36.8% of our total equity ownership and 85.4% of the total voting power of our outstanding common stock. As of the Record Date, funds controlled by SunTx held 13,475,000 shares of Class A common stock and 15,817,072 shares of Class B common stock. As a result of this ownership structure, holders of our Class B common stock, and SunTx in particular, have the ability to elect all of the members of our Board and to control the outcome of any other proposals to come before the stockholders at the Annual Meeting.
If I hold my shares through a brokerage firm, bank or other nominee, how do I vote at the Annual Meeting?
If your shares are held through a brokerage firm, bank or other nominee (collectively, “nominees”), then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you are invited to attend the Annual Meeting. However, you may vote shares held in “street name” in person at the Annual Meeting only if you obtain a signed proxy from the record holder (your nominee) giving you the right to vote the shares. You also have the right to direct your nominee how to vote your shares. Your nominee should have enclosed a voting instruction form explaining the process for voting your shares.
May my nominee vote my shares without receiving an instruction from me as to how my shares should be voted?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner about how to vote on the proposal and does not have discretionary voting power for that proposal. If your shares are held in street name through a nominee and you do not instruct your nominee about how to vote your shares, then your nominee may vote your shares only on routine matters or, in its discretion, may leave your shares unvoted.
The election of directors (proposal 1) is not considered a routine matter. As a result, without an instruction from the beneficial holder, a nominee may not vote the shares that it holds with respect to this proposal. However, because of the plurality voting standard for the election of directors, broker non-votes will have no effect on the outcome of the vote for proposal 1. The ratification of the appointment of our independent registered public accounting firm (proposal 2) is considered a routine matter. Therefore, nominees have the discretion to vote any uninstructed shares on proposal 2, and broker non-votes are unlikely to result from this proposal. Broker non-votes will be counted as present for purposes of establishing a quorum.

If I am a stockholder of record, how do I vote at the Annual Meeting?
If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you may vote your shares in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring to the Annual Meeting proof of your identity and your ownership of the Company’s common stock on the Record Date, such as the enclosed proxy card or a statement of ownership from Continental. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or are otherwise unable to attend the Annual Meeting.
You also have the right to grant your voting proxy directly to the persons named as proxy holders, Ned N. Fleming, III, our Executive Chairman, Charles E. Owens, our President and Chief Executive Officer, and R. Alan Palmer, our Executive Vice President and Chief Financial Officer, by any of the following means:
•By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by internet.
•By Telephone: Dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.
•By Mail: Mark your selections on the enclosed proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than March 5, 2020 in order to be counted at the Annual Meeting.
In accordance with the Company’s amended and restated by-laws, a complete list of stockholders of record who are entitled to vote at the Annual Meeting will be available for inspection during the ten-day period prior to the Annual Meeting at the main office of the Company during regular business hours and at the Annual Meeting.
May I revoke my proxy or change my voting instructions?
You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. If your shares are held through a nominee, you must follow the instructions from your nominee on how to change or revoke your voting instructions or how to vote in person at the Annual Meeting. If you are a stockholder of record, you may enter new voting instructions by using the internet or telephone methods described above or by mailing a new proxy card bearing a later date. Any of these methods will automatically revoke your earlier voting instructions if they are received by 11:59 p.m., Central Time, on March 5, 2020. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
What vote is required to approve each proposal?
For proposal 1, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. Under a plurality voting standard, the directors who are elected to serve on our Board will be the two nominees receiving the highest number of votes cast in the election. For each nominee, stockholders may either vote “FOR” that nominee or “WITHHOLD” their vote with respect to that nominee.  Accordingly, shares electing to “WITHHOLD” from voting for a particular nominee will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors.
Proposal 2, the ratification of the appointment of RSM as the Company’s independent registered public accounting firm, requires the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote. Under this standard, proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Stockholders may either vote “FOR” or “AGAINST” the proposal or may “ABSTAIN” from voting on the proposal.  Shares abstaining from voting on the proposal will be counted as present for purposes of establishing a quorum, but will have no effect on the outcome of the vote.
The holders of our common stock do not have cumulative voting rights with respect to the matters to be acted on at the Annual Meeting. Therefore, stockholders holding a majority in voting power of the shares of our common stock entitled to vote generally in the election of directors will be able to elect all of our directors.

What is the Board’s voting recommendation for each of the proposals?
The Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the appointment of RSM as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020. Unless instructed to the contrary, shares represented by proxies at the Annual Meeting will be voted in accordance with the Board recommendations described above. The Board urges you to review these proxy materials carefully before you vote.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time at which we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What happens if additional proposals are presented at the Annual Meeting?
Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Ned N. Fleming, III, our Executive Chairman, Charles E. Owens, our President and Chief Executive Officer, and R. Alan Palmer, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, one or more of the Company’s nominees is not available as a candidate for director, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
What is the quorum requirement for the Annual Meeting?
The presence in person or by proxy of the holders of shares representing a majority of the voting power of all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum, but will have no effect on the outcome of the vote on the proposals to be presented at the Annual Meeting.
Who will count the vote?
We have engaged Broadridge Financial Solutions, Inc. to tabulate the votes represented by proxies from brokerage firms, banks and other nominees and stockholders of record. A representative of the Company will act as the inspector of election.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation and certification of the votes and (iii) to facilitate a successful proxy solicitation by the Board.
May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?
You may submit proposals and director nominations for consideration at future Annual Meetings of Stockholders as follows:
Stockholder Proposals under Rule 14a-8: In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the proposal process mandated by Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by the Company on or before September 25, 2020 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act.

Other Stockholder Proposals and Nomination of Director Candidates: The Company’s amended and restated by-laws also permit stockholders to nominate directors or submit proposals for a vote at a meeting of stockholders outside of the process provided by Rule 14a-8. In order for a stockholder to raise a proposal from the floor at an Annual Meeting of Stockholders or nominate an individual for election as a director, the proposal or nomination must be received by the Company not more than 120 days or less than 90 days before the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Thus, in order for a proposal or nomination to be timely for the 2021 Annual Meeting of Stockholders, the proposal, together with the information required under the applicable by-law provision, must be received by the Company not earlier than November 6, 2020 or later than December 6, 2020.
Copy of Amended and Restated By-Law Provisions: Our amended and restated by-laws are available on the SEC’s website at http://www.sec.gov. You may also contact our Secretary at our corporate headquarters for a copy of the relevant provisions of our amended and restated by-laws regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our amended and restated by-laws is available on our website at www.constructionpartners.net under the “Investors - Corporate Governance” tab.
What does it mean if I receive more than one set of proxy materials?
If you received more than one set of proxy materials, then your shares are registered in different names or are in more than one account. For each set of proxy materials that you receive, please submit your vote for the control number that has been assigned to you in such materials.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
To reduce expenses, in some cases, we may deliver one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. However, in such situations, a separate proxy card has been included with the proxy materials for each stockholder. If you have received only one set of proxy materials, you may request separate copies to be delivered promptly at no additional cost to you by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary.
If I share an address with other stockholders of the Company, how can we receive only one set of proxy materials for future meetings?
You may request that we send you and the other stockholders who share an address with you only one set of proxy materials by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) each stockholder known by the Company to beneficially own more than 5% of a class of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date pursuant to derivative securities, such as options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Percentage of ownership is based on a total of 32,705,418 shares of Class A common stock and 19,076,327 shares of Class B common stock outstanding as of the Record Date. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters submitted to a vote of stockholders, unless otherwise required by applicable law, our amended and restated certificate of incorporation or our amended and restated by-laws. Neither class of our common stock has cumulative voting rights.
Except as indicated in the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own. The Company does not know of any arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control of the Company. Unless otherwise indicated, the address for each director and executive officer is: c/o Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303.

	Common Stock Beneficially Owned
	Class A		Class B
Name of Beneficial Holder	Shares	% of Class	Shares	% of Class	% of Total Voting Power †
5% Stockholders
SunTx CPI Expansion Fund, L.P. (1)	7,041,831	21.5%	8,265,763	43.3%	40.1%
SunTx Fulcrum Fund Prime, L.P. (1)	4,165,362	12.7%	4,889,339	25.6%	23.7%
SunTx Fulcrum Dutch Investors Prime, L.P. (1)	2,267,807	6.9%	2,661,970	14.0%	12.9%
Grace, Ltd. (2)	—	*	2,500,048	13.1%	11.2%

Directors and Named Executive Officers
Ned N. Fleming, III (3) (4) (5)	13,593,575	41.6%	15,817,072	82.9%	76.9%
Craig Jennings (3) (6)	13,513,192	41.3%	15,817,072	82.9%	76.8%
Mark R. Matteson (3) (6)	13,514,192	41.3%	15,817,072	82.9%	76.8%
Michael H. McKay (6)	38,192	*	35,406	*	*
Stefan L. Shaffer (6)	38,192	*	—	*	*
Noreen E. Skelly (7)	25,191	*	—	*	*
Charles E. Owens (8)	—	*	2,500,048	13.1%	11.2%
John L. Harper (9)	248,182	*	—	*	*
F. Julius Smith, III (10)	—	*	281,441	1.5%	1.3%
All Directors and Executive Officers as a Group (15 persons) (3) (8)	14,109,275	43.1%	19,000,837	99.6%	91.3%

*	Represents less than 1%.
†	Represents the voting power with respect to all shares of Class A common stock and Class B common stock outstanding as of the Record Date, voting as a single class.
(1)	SunTx CPI Expansion Fund GP, L.P. (“SunTx Expansion GP”) is the general partner of SunTx CPI Expansion Fund, L.P. (“SunTx Expansion Fund”). SunTx Capital Partners L.P. (“SunTx Partners GP”) is the general partner of each of SunTx Fulcrum Fund Prime, L.P. (“SunTx Fulcrum Fund”) and SunTx Fulcrum Dutch Investors Prime, L.P. (“SunTx Fulcrum Dutch Fund” and, together with SunTx Expansion Fund and SunTx Fulcrum Fund, the “SunTx Funds”). The general partner of each of SunTx Expansion GP and SunTx Partners GP is SunTx Capital Management Corp. (“SunTx Capital Management”). Ned N. Fleming, III, a director of the Company, is the sole shareholder and director of SunTx Capital Management. Craig Jennings and Mark R. Matteson, each a director of the Company, are executive officers of SunTx Capital Management. Each of SunTx Expansion GP, SunTx Partners GP, SunTx Capital Management, Mr. Fleming, Mr. Jennings and Mr. Matteson may be deemed to beneficially own securities of the Company held by the SunTx Funds. Each such entity and person disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The address of each of Messrs. Fleming, Jennings and Matteson, SunTx Capital Management, SunTx Expansion GP, SunTx Partners GP and the SunTx Funds is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.
(2)	Charles E. Owens, our President and Chief Executive Officer, is the general partner of Grace, Ltd. As the general partner of Grace, Ltd., Mr. Owens may be deemed to beneficially own shares held by Grace, Ltd. The business address of Grace, Ltd. is 10 Chateau Place, Dothan, Alabama 36303.
(3)	Includes shares of Class A and Class B common stock held by the SunTx Funds. See footnote 1 above.
(4)	Includes 4,000 shares of Class A common stock owned by Mr. Fleming’s spouse.
(5)	Includes 114,575 restricted shares of Class A common stock granted under the Company’s 2018 Equity Incentive Plan that will vest as to two-thirds of the shares on January 1, 2021 and as to the remaining one-third of the shares on January 1, 2022.
(6)	Includes 38,192 restricted shares of Class A common stock granted under the Company’s 2018 Equity Incentive Plan that will vest as to two-thirds of the shares on January 1, 2021 and as to the remaining one-third of the shares on January 1, 2022.
(7)	Includes 25,191 restricted shares of Class A common stock granted under the Company’s 2018 Equity Incentive Plan that will vest as to two-thirds of the shares on January 1, 2021 and as to the remaining one-third of the shares on January 1, 2022.
(8)	Includes shares of Class B common stock held by Grace, Ltd. See footnote 2 above.
(9)	Includes 20,000 shares of Class A common stock held by a trust for which Mr. Harper serves as trustee and 500 shares of Class A common stock owned by Mr. Harper's spouse. Also includes 156,500 shares of Class A common stock pledged by Mr. Harper as security for personal financial arrangements. This pledge was approved by the Company in advance pursuant to the Company’s policy governing such arrangements.
(10)	Includes 194,300 shares of Class B common stock pledged as security for a personal financial arrangement. This pledge was approved by the Company in advance pursuant to the Company’s policy governing such arrangements.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors
Our amended and restated certificate of incorporation provides that the number of members of the Board will be determined from time to time by resolution of the Board. Currently, the Board consists of seven members. The Board is divided into three classes, with Classes I and II consisting of two directors each and Class III consisting of three directors. The directors in each class serve three-year terms, with one class elected each year.
Our current directors are divided into the following classes:
•Class I, consisting of Ned N. Fleming, III and Charles E. Owens, whose terms will expire at the 2022 Annual Meeting of Stockholders;
•Class II, consisting of Craig Jennings and Mark R. Matteson, whose terms will expire at the Annual Meeting; and
•Class III, consisting of Michael H. McKay, Stefan L. Shaffer and Noreen E. Skelly, whose terms will expire at the 2021 Annual Meeting of Stockholders.

Information about the Nominees and Other Directors
Set forth below are the biographies of each of the nominees and our other directors, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that each person listed below should serve as a director is set forth below. The stock ownership of each director is set forth in the table above entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position
Ned N. Fleming, III (2) (3)	59	Executive Chairman of the Board and Director
Charles E. Owens (3)	69	President, Chief Executive Officer and Director
Craig Jennings	61	Director
Mark R. Matteson (2) (3)	56	Director
Michael H. McKay (1)	58	Director
Stefan L. Shaffer (1) (2)	63	Director
Noreen E. Skelly (1)	55	Director
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
Class I Continuing Directors - Terms Expire in 2022
Ned N. Fleming, III is one of the founders of our Company and has served as Executive Chairman of the Board since our inception. He has served as Managing Partner of SunTx since 2001. He also serves as chairman of the boards of directors of NationsBuilders Insurance Services, Inc. and Big Outdoor LLC, and as a member of the board of directors of Veritex Holdings, Inc. (Nasdaq: VBTX). Mr. Fleming previously served as a member of the board of directors of DF&R Restaurants, Inc., a formerly publicly traded restaurant operator, and Spinnaker Industries, Inc., a publicly traded material manufacturing company. Prior to co-founding SunTx in 2001, Mr. Fleming served as President and Chief Operating Officer of Spinnaker Industries, Inc. until its sale in 1999. Prior to that, Mr. Fleming worked at a Dallas-based private investment firm, where he led acquisitions in the food and beverage and defense industries. Mr. Fleming received a Master of Business Administration with distinction from Harvard Business School and a Bachelor of Arts in Political Science from Stanford University. As a result of his role with our Company since our inception, Mr. Fleming has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.

Charles E. Owens is one of the founders of our Company and has served as our President and Chief Executive Officer since our inception. He has been a member of the Board since 2001 and has overseen the successful acquisition and integration of 20 companies in this role. From 1990 until its sale in 1999, Mr. Owens was President and Chief Executive Officer of Superfos Construction U.S., Inc. (“Superfos”), the North American operation of Superfos a/s, a publicly held Danish company. During his tenure at Superfos, he oversaw the successful acquisition and integration of approximately 35 companies, leading Superfos to become one of the largest highway construction companies in the United States. Prior to 1990, Mr. Owens was President of Couch Construction, Inc., a subsidiary of Superfos headquartered in Dothan, Alabama. Mr. Owens received a Bachelor of Business Administration from Troy University. As a result of his role with our Company since our inception, Mr. Owens has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.
Class II Nominees - Terms Expire at the Annual Meeting
Craig Jennings has served as a member of the Board since 2017. Since 2001, he has been a partner and Chief Financial Officer of SunTx. He also serves as chairman of the board of directors of Interface Security Systems Holdings, Inc. Prior to co-founding SunTx, Mr. Jennings was Vice President of Finance and Treasurer of Spinnaker Industries, Inc., a publicly traded materials manufacturing company, until its sale in 1999. Prior to that, Mr. Jennings held senior finance positions at a publicly traded oil field services company and a publicly traded food and beverage company, and also was a Senior Audit Manager with Ernst & Young LLP. Mr. Jennings received his Bachelor of Business Administration from the University of Toledo and is a Certified Public Accountant. We believe that Mr. Jennings’ investment, financial and directorship experience makes him well-qualified to serve as a director of our Company.
Mark R. Matteson has served as a member of the Board since our inception. Since 2001, he has been a partner of SunTx. Prior to co-founding SunTx in 2001, Mr. Matteson was Vice President of Corporate Development of Spinnaker Industries, Inc., a publicly traded materials manufacturing company, until its sale in 1999. He currently serves as chairman of the board of directors of Freedom Truck Finance, LLC and as a member of the boards of directors of Anchor Partners, LLC and NationsBuilders Insurance Services, Inc. Mr. Matteson received a Master of Business Administration from Georgetown University and a Bachelor of Arts in Foreign Service and International Politics from The Pennsylvania State University. As a result of his role with our Company since our inception, Mr. Matteson has significant knowledge of us and our industry, which we believe makes him well-qualified to serve as a director of our Company.
Class III Continuing Directors - Terms Expire in 2021
Michael H. McKay has served as a member of the Board since 2002. Mr. McKay has been an Advisory Partner at Bain & Company since 2009. He also serves as a member of the board of directors of Big Outdoor Holdings, LLC and Hubbardton Forge, LLC. Since joining Bain & Company in 1987, he helped found its Private Equity Group and has evaluated and developed strategies for hundreds of businesses. From 2004 to 2006, Mr. McKay served as Chief Investment Officer of a principal investment firm based in Washington, D.C., making public and private investments, and was Managing Partner of a Boston-based hedge fund from 2006 to 2009. Mr. McKay is also a Senior Lecturer at the Brandeis International Business School, where he has served on the faculty since 2010. Mr. McKay received a Master of Business Administration from The University of Chicago Graduate School of Business, where he received the Mayer Prize as top graduating student, and a Bachelor of Arts with high distinction in Economics from Harvard University. We believe that Mr. McKay’s experience analyzing, financing and investing in public and private companies makes him well-qualified to serve as a director of our Company.
Stefan L. Shaffer has served as a member of the Board since 2018. Mr. Shaffer is the Managing Partner of SPP Capital Partners, a middle market investment banking and asset management firm that he co-founded in 1989. Prior to founding SPP Capital Partners, Mr. Shaffer was a Vice President in the Private Placement Group at Bankers Trust Company from 1986 to 1989, and worked as an attorney with the law firm of White & Case LLP from 1982 to 1986. Mr. Shaffer received a Juris Doctor from Cornell University Law School and a Bachelor of Arts from Colgate University. We believe that Mr. Shaffer’s experience analyzing, financing and advising public and private companies makes him well-qualified to serve as a director of our Company.
Noreen E. Skelly has served as a member of our Board since 2019. Ms. Skelly currently serves as the Chief Financial Officer and Chief Operating Officer for Gulf Capital Bank, a commercial bank headquartered in Houston, Texas. She previously served as Executive Vice President and Chief Financial Officer of Veritex Holdings, Inc. (Nasdaq: VBTX), the holding company of Veritex Community Bank, headquartered in Dallas, Texas, from June 2012 through January 2019. Prior to that, Ms. Skelly was the Chief Financial Officer of Highlands Bancshares, Inc., a bank holding company located in the Dallas, Texas area. Her experience includes serving in various senior management positions within the corporate finance functions at Comerica Bank and ABN AMRO / LaSalle Bank. Ms. Skelly began her professional career at the Federal Reserve Bank of

Chicago and was promoted to serve as an accounting policy analyst for the Board of Governors of the Federal Reserve System in Washington, D.C. Ms. Skelly received a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Business Administration in finance from the University of Texas at Austin. We believe that Ms. Skelly’s experience as a chief financial officer of a publicly traded company and as a finance executive make her well-qualified to serve as a director of our Company.

Information about Executive Officers Who Are Not Also Directors
The following table sets forth certain information about our executive officers who are not also directors.

Name	Age	Position
R. Alan Palmer	67	Executive Vice President and Chief Financial Officer
Todd K. Andrews	57	Chief Accounting Officer
M. Brett Armstrong	58	Senior Vice President
J. Ryan Brooks	31	Senior Vice President, Legal
Robert P. Flowers	60	Senior Vice President
John L. Harper	55	Senior Vice President
F. Julius Smith, III	50	Senior Vice President
John A. Walker	63	Senior Vice President
R. Alan Palmer is one of the founders of our Company and has served as our Executive Vice President and Chief Financial Officer since 2006. Between 2001 and 2006, Mr. Palmer provided consulting services to the Company. Prior to 2000, Mr. Palmer was Vice President and Chief Financial Officer of Couch Construction, Inc. and Superfos. Mr. Palmer has been principally involved in the acquisition and integration of more than 50 companies alongside Mr. Owens over the course of his career. Mr. Palmer is a Certified Public Accountant and received a Bachelor of Science in Accounting from Auburn University.
Todd K. Andrews has served as our Chief Accounting Officer since December 2018. Prior to his appointment, Mr. Andrews served as the Company’s Controller, a role that he held since 2008. Before joining the Company, Mr. Andrews served for more than nine years as Chief Financial Officer of Graceba Total Communications, Inc., a provider of cable television and broadband internet services, and in accounting roles at two banking institutions. Mr. Andrews is a Certified Public Accountant and holds Bachelor of Science degrees in Accounting and Computer Science from Troy University.
M. Brett Armstrong has served as our Senior Vice President since 2017 and has served in various management positions at Wiregrass Construction Company, Inc. (“WCC”), our subsidiary, since 2000. Mr. Armstrong has more than 30 years of construction management experience. Prior to joining WCC, he was Area Manager over the Columbus, Georgia division of Ashland Paving and Construction, Inc. Prior to that, he was Area Manager over the Columbus, Georgia division of Superfos. Mr. Armstrong holds a Bachelor of Science in Civil Engineering from Auburn University.
J. Ryan Brooks has served as our Senior Vice President, Legal, since 2018. Prior to joining the Company, Mr. Brooks was in private law practice at Maynard, Cooper & Gale, P.C. in Birmingham, Alabama, where he represented both public and private companies in a variety of corporate matters, including mergers and acquisitions, securities offerings and regulatory compliance. Mr. Brooks holds a Juris Doctor from Vanderbilt University Law School and a Bachelor of Science in Accounting from Auburn University.
Robert P. Flowers has served as our Senior Vice President since 2017 and has served as President of C.W. Roberts Contracting, Inc., our subsidiary, since joining our Company in 2013. Mr. Flowers has more than 30 years of construction management experience. Prior to joining our Company, he was Executive Vice President of Estimating and Construction for Barlovento, LLC, a general contractor performing civil and commercial construction throughout the United States. Prior to that, Mr. Flowers was the Georgia Platform President of Superfos.
John L. Harper has served as our Senior Vice President since 2017 and has served as President of WCC, our subsidiary, since 1996. Mr. Harper has more than 30 years of construction management experience. Prior to becoming President of WCC, he served as Vice President of Estimating/Project Management of WCC. An active member of several state and national highway construction organizations, Mr. Harper currently serves as the Chairman of the National Asphalt Pavement Association. Mr. Harper received a Bachelor of Science in Finance from Auburn University.

F. Julius Smith, III has served as our Senior Vice President since 2017 and has served as President of Fred Smith Construction, Inc., a subsidiary of our Company acquired in 2011, since 2009. With more than 20 years of construction management experience, Mr. Smith previously served as Chief Operating Officer of Fred Smith Construction, Inc. from 2005 to 2009. Prior to that, he held various other positions within Fred Smith Construction, Inc. and also served in the supply corps of the U.S. Navy. Mr. Smith received a Master of Business Administration and a Bachelor of Arts in History from Wake Forest University.
John A. Walker has served as our Senior Vice President since 2017 and previously served as Vice President of Business Development since joining our Company in 2009. Mr. Walker has more than 30 years of experience in the construction industry. Before joining our Company, he was a Regional Vice President at Oldcastle Materials, Inc. Prior to that, he was the Alabama Platform President of Superfos. Mr. Walker is a Licensed Professional Engineer and holds a Bachelor of Science in Civil Engineering from Auburn University.

Certain Director and Executive Officer Relationships
None of our current directors or director nominees were selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacities as such. There are no family relationships between or among any of our directors and executive officers. Mr. Fleming, who serves as a member of the board of directors of Veritex Holdings, Inc., is the only director or executive officer of the Company who serves as a director of a company that (i) has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Exchange Act, or (ii) is an investment company registered under the Investment Company Act of 1940. None of our directors or executive officers has been involved in any legal proceedings during the past 10 years that are material to an evaluation of the ability or integrity of such person. In addition, none of our directors, executive officers or 5% stockholders or any associate of any of the foregoing has been involved in any legal proceedings in which such person has or had a material interest adverse to the Company or any of our subsidiaries. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company.

Director Independence and Controlled Company Exemption
Because SunTx beneficially owns a majority of the voting power of our outstanding common stock, we are a “controlled company” under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). As a controlled company, we are exempt from certain Nasdaq governance requirements that would otherwise apply to the composition and function of our Board. For example, we are not required to comply with certain rules that would otherwise require, among other things, (i) our Board to have a majority of independent directors, (ii) the compensation of our executive officers to be determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees to be selected or recommended either by a majority of the independent directors or a committee of independent directors. Notwithstanding our status as a controlled company, we remain subject to the requirements that our independent directors hold regular executive sessions and that our Audit Committee consist entirely of independent directors.
If at any time we cease to be a controlled company, we will take all action necessary to comply with the Nasdaq listing rules, including appointing a majority of independent directors to our Board and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods. We will no longer qualify as a controlled company once SunTx ceases to own a majority of the voting power of our outstanding common stock.
To qualify as “independent” under the Nasdaq listing rules, a director must meet certain objective criteria set forth in the Nasdaq listing rules, and our Board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. Among other things, the Nasdaq independence criteria include that the director not be our employee and not have engaged in various types of business dealings with the Company.
Our Board has reviewed all direct or indirect business relationships between each director (including his or her immediate family members) and the Company, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the Nasdaq listing rules. Based on this review, our Board has determined that Michael H. McKay, Stefan L. Shaffer and Noreen E. Skelly are “independent” directors under the Nasdaq listing rules. Additionally, our Board has determined that Messrs. McKay and Shaffer and Ms. Skelly satisfy the heightened independence requirements of Rule 10A-3 under the Exchange Act for purposes of Audit Committee membership.

Board Leadership Structure
The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.
Members of the Board are elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit.
The role of Executive Chairman of the Board includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as chairman of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company. Ned N. Fleming, III currently serves as the Executive Chairman of our Board. Our Board does not have a formal policy regarding the combination of the roles of Executive Chairman and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that the current separation of the roles of Executive Chairman and Chief Executive Officer allows the Company to benefit from the knowledge and leadership of two experienced business veterans and is advantageous to independence, oversight and objectivity. The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time.

Board Observer Rights
SunTx Expansion Fund is one of our largest stockholders. The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) and the USS-Constitution Partnership Fund, L.P. are significant limited partner investors in the Expansion Fund. The Company is a party to letter agreements with these two entities pursuant to which each of them has the right to designate one representative to attend each meeting of our Board and any committee thereof. In certain limited circumstances, we have agreed to reimburse Northwestern Mutual for reasonable out-of-pocket costs incurred by its representative in connection with traveling to and from and attending these meetings.

Meetings of the Board
Our Board conducts its business through meetings of the full Board and its committees. Under our Corporate Governance Guidelines, directors are expected to prepare for and attend all meetings of the Board and committees on which they serve. During our fiscal year ended September 30, 2019, the Board met five times, and no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee. We encourage our directors to attend the Company’s Annual Meetings of Stockholders. Each member of the Board attended the most recent Annual Meeting of Stockholders, either in person or remotely.
Committees of the Board
The Board has three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the standing committees operates under its own written charter adopted by our Board, all of which are available on the Company’s investor relations website at http://ir.constructionpartners.net under the heading “Corporate Governance - Committee Charters.” In addition, special committees may be established under the direction of our Board when necessary to address specific issues. The standing committees annually review and assess the adequacy of their respective charters and recommend any revisions to the Board.
The membership and functions of each of the standing committees, as well as the number of meetings that each of them held during the 2019 fiscal year, are described below.

Audit Committee
The purpose of the Audit Committee is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications and performance of our independent registered public accounting firm and the execution of our internal audit function. The Audit Committee is responsible for, among other things:
•reviewing and discussing with management and our independent registered public accounting firm our annual audited and interim unaudited financial statements and related disclosures to be included in our quarterly earnings releases and periodic reports filed with the SEC;
•recommending to the Board whether our audited financial statements will be included in our Annual Report on Form 10-K;
•reviewing and discussing the scope and results of the independent registered public accounting firm’s annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the Audit Committee by the independent registered public accounting firm;
•reviewing and discussing with management, our independent registered public accounting firm and any internal personnel or third parties serving an internal audit function the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies (including those related to significant business risk exposures, such as data privacy and network security);
•appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm, including their independence;
•reviewing and pre-approving all audit, review or attest services and permitted non-audit services that may be performed by our independent registered public accounting firm;
•establishing and maintaining guidelines relating to our hiring of employees and former employees of our independent registered public accounting firm;
•reviewing and discussing the scope and staffing of our internal audit function, including any difficulties encountered by the internal audit function and restrictions on the scope of its work or access to required information, and reviewing significant internal audit reports and management’s responses;
•confirming the regular rotation of the audit partners with our independent auditor and considering whether there should be regular rotation of our auditors;
•preparing an annual Audit Committee report to be included in our proxy statement;
•reviewing legal and regulatory matters that may have a material impact on our financial statements and reviewing our compliance policies and procedures, including the implementation and effectiveness of our compliance programs;
•participating in the selection of the Company’s lead audit partner;
•reviewing the Company’s significant financing transactions and related documentation that may have a material impact on the Company’s ability to borrow to ensure that the Company is able to finance its ongoing and future operations, and evaluating whether to recommend that the Board approve or ratify any such financing transaction;
•considering all of the relevant facts and circumstances available for related party transactions submitted to the Audit Committee in accordance with our written policy governing related party transactions;
•establishing and maintaining procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters for the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters;
•reviewing and discussing all critical accounting policies and practices to be used, all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management; and
•reviewing and recommending to the Board director and officer indemnification and insurance policies and procedures.
Both the SEC and Nasdaq have implemented rules requiring us to have an audit committee composed of at least three directors, each of whom meets the independence and experience standards established by Nasdaq and the SEC under the Exchange Act. The Audit Committee currently consists of Ms. Skelly (Chairperson) and Messrs. McKay and Shaffer. The Board has determined that (i) each member of the Audit Committee is independent under the Nasdaq listing rules, satisfies the heightened independence requirements of Rule 10A-3 under the Exchange Act and is financially literate and (ii) Mr. McKay and Ms. Skelly each qualify as an “audit committee financial expert” under the criteria set forth in the rules and regulations of the SEC. The Audit Committee met six times during the 2019 fiscal year.
Compensation Committee
The primary purposes of the Compensation Committee are to establish salaries, incentives and other forms of compensation for our officers and other employees and to administer the Company’s incentive compensation and benefit plans. More specifically, the Compensation Committee is responsible for, among other things:
•reviewing and approving annually the corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of our executive officers in light of those goals and setting the compensation levels of our executive officers based on such evaluation;
•reviewing the competitiveness of our compensation programs for executive officers to (i) attract and retain executive officers, (ii) motivate our executive officers to achieve our business objectives, and (iii) align the interests of our executive officers and key employees with the long-term interests of our stockholders;
•reviewing trends in management compensation, overseeing the development of new compensation plans and, when necessary, revising existing plans;
•periodically reviewing the compensation paid to non-employee directors through annual retainers and any other cash or equity components of compensation and perquisites, and making recommendations to the Board for any adjustments;
•reviewing and approving the employment agreements, salaries, bonuses, equity or equity-based awards and severance, termination, indemnification and change in control agreements for all of our executive officers;
•reviewing and approving compensation packages for new executive officers and termination packages for executive officers as may be suggested by management or the Board;
•reviewing and approving our policies and procedures with respect to expense accounts and perquisites for our executive officers;
•reviewing and discussing with the Board and our executive officers plans for executive officer development and corporate succession plans for the Company’s executive officers;
•reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans;
•overseeing our employee benefit plans;
•reviewing periodic reports from management on matters relating to personnel appointments and practices;
•reviewing and assessing the Company’s policies and practices for compensating its employees, including its executive officers, as they relate to risk management practices, risk-taking incentives and identified major risk exposures to the Company; and
•making recommendations concerning policies to mitigate risks arising from compensation policies and practices, including policies providing for the recovery of incentive or equity-based compensation and limiting hedging activities related to the Company’s common stock.

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate advisors to assist the Compensation Committee in discharging its duties and responsibilities to the extent that the Compensation Committee deems necessary. This includes the authority to approve fees and the other terms and conditions of the advisors’ retention. In addition, any of the responsibilities described above may be delegated to one or more subcommittees, as the Compensation Committee may deem necessary or appropriate.
Our Compensation Committee consists of Messrs. Fleming (Chairperson), Matteson, and Shaffer. Our Board has determined that Mr. Shaffer is the only member of the Compensation Committee who is independent under the Nasdaq listing rules. The Compensation Committee met four times during the 2019 fiscal year.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Among other things, the Nominating and Corporate Governance Committee is responsible for:
•reviewing and making recommendations regarding the size, composition and organization of the Board;
•developing and recommending to the Board specific criteria for the selection of directors;
•with respect to director nominees, (i) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) reviewing the qualifications of any such person submitted to be considered as a director, and (iii) selecting the director nominees for the Annual Meeting of Stockholders or to fill vacancies on the Board;
•developing and periodically reassessing policies and procedures with respect to the consideration of any director candidate recommended by stockholders or otherwise;
•reviewing and making recommendations to the Board with respect to the size, composition and organization of Board committees (other than the Nominating and Corporate Governance Committee);
•recommending procedures for the effective functioning of the Board;
•assisting the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence;
•overseeing the Board’s annual self-evaluation process and reporting annually to the Board with an assessment of the Board’s performance;
•developing and maintaining an orientation program for new directors and continuing education programs for directors; and
•reviewing and discussing, as appropriate, with management the Company’s public disclosures and its disclosures to stock exchanges relating to independence, governance and director nomination matters, including in the Company’s proxy statement.
The Nominating and Corporate Governance Committee consists of Messrs. Fleming (Chairperson), Owens and Matteson. Our Board has determined that none of the members of our Nominating and Corporate Governance Committee are independent under the Nasdaq listing rules. The Nominating and Corporate Governance Committee met one time during the 2019 fiscal year.

Role of the Board in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.

Our Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance and (iii) enhance stockholder value. Several Board committees are responsible for risk oversight in specific areas. For example, the Audit Committee oversees financial, accounting and internal control risk management policies and approves the independent auditor and its annual audit plan. The Audit Committee also reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. For more information on the responsibilities of the committees of our Board, see the discussion about the respective committees under the heading “Committees of the Board.”

Code of Business Conduct and Ethics
We are committed to having sound corporate governance principles. Such principles are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our executive officers, and the members of our Board. The Code of Business Conduct and Ethics is available on our Investor Relations website at http://ir.constructionpartners.net/ under the heading “Corporate Governance - Governance Documents.” Any future changes or amendments to the Code of Business Conduct and Ethics, and any waiver thereof that applies to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, will be posted on our website and otherwise reported in accordance with SEC and Nasdaq rules.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, board composition, director qualifications and responsibilities, and stockholder communications with the Board. The Nominating and Corporate Governance Committee is responsible for regularly reviewing and providing recommendations to the Board on the Corporate Governance Guidelines, and the full Board will approve changes as it deems appropriate. A copy of the Corporate Governance Guidelines is available on our Investor Relations website at http://ir.constructionpartners.net/ under the heading “Corporate Governance - Governance Documents.”

Nomination and Consideration of Director Candidates
Procedures of the Board and Nominating and Corporate Governance Committee - General
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors described below and are also consistent with the Company’s organizational documents and applicable law and listing rules. The backgrounds and qualifications of the directors, considered as group, are intended to provide a significant mix of experience, knowledge and abilities to allow the Board to fulfill its responsibilities.
In evaluating the suitability of director candidates, the Board and the Nominating and Corporate Governance Committee consider many factors, including the nominee’s integrity and judgment; independence; knowledge and skills; experience and accomplishments; contribution to board diversity; contribution to board interaction; availability and willingness to commit to participate in Board and committee activities; compatibility with the Company’s management team and culture; understanding of the Company’s business; and other factors that the Nominating and Corporate Governance Committee concludes are pertinent in light of the then-current needs of the Board. The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee selects qualified nominees and reviews its recommendations with the Board, which decides whether to nominate a particular candidate for election or invite such candidate to join the Board. When evaluating the suitability of an incumbent director for nomination or re-election, the Board and the Nominating and Corporate Governance Committee also consider the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee may consider individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.
The Board may also consider candidates to fill a vacancy in the Board outside of the stockholder meeting process. In such a case, the Nominating and Corporate Governance Committee uses the same criteria used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board, and proxies will not be solicited.

Recommendations of Director Candidates by Stockholders
The Board has a formal policy governing the manner in which the Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by directors or management according to the criteria set forth above.
Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Recommendations must be sent by certified or registered mail and received by October 1 for consideration at the following year’s Annual Meeting of Stockholders. Recommendations must include the following:
•the recommending stockholder’s name, number of shares owned, length of period held, proof of ownership and written certification that such recommending stockholder intends to continue to remain a stockholder through the date of the Annual Meeting of Stockholders with respect to which the candidate is to be nominated;
•the candidate’s name, address, phone number, e-mail address and age;
•a resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
•a supporting statement that describes the stockholder’s and candidate’s reasons for nomination to the Board and demonstrates the candidate’s ability to satisfy the director qualifications described above;
•the candidate’s consent to a background investigation;
•a notarized affidavit executed by the candidate to the effect that, if nominated and elected, he or she will serve, is eligible for election as a member of the Board, and consents to being named in the proxy statement as a nominee, if he or she will in fact be so named;
•a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the nominating stockholder and the candidate;
•a description of any voting commitments and/or any other arrangements or obligations by which the candidate is or will be bound as a director;
•a completed questionnaire regarding the candidate, which may be obtained from the Secretary of the Company, relating to stock exchange listing requirements for director independence that are applicable to the Company; and
•any other information relating to the recommended stockholder and the candidate that would be required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to Nasdaq rules and any other applicable laws, rules or regulations.
 The Secretary will promptly forward these materials to the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including, without limitation, information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.
In considering a candidate, the Nominating and Corporate Governance Committee will consider the size and duration of a recommending stockholder’s ownership interest in the Company. In addition, any candidate proposed by a stockholder must be independent of the nominating stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder) as determined by the Nominating and Corporate Governance Committee or by applicable law and must also meet the definition of an “independent director” under applicable Nasdaq rules. The candidate must be expected to contribute in a positive manner to the function of the Board in light of the factors for consideration described above.
Except as may be required by applicable law, rule or regulation, the Nominating and Corporate Governance Committee will have no obligation to acknowledge receipt of the recommendation and accompanying materials described above or otherwise communicate with the stockholder submitting the same.

 Stockholder Nominations of Director Candidates at Meetings of Stockholders
Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, as well as the Company’s director qualifications, are specified in the Company’s amended and restated by-laws and are summarized below. Nothing in the above-described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the amended and restated by-laws for the nomination of a director candidate by a stockholder of the Company.
Section 3.2 of the Company’s amended and restated by-laws provides procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an Annual Meeting of Stockholders, the stockholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company, located at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303: (i) with respect to an Annual Meeting of Stockholders, not earlier than the 120th day before, and not later than the 90th day before, the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, (ii) if the date of the applicable Annual Meeting of Stockholders is more than 30 days before or 60 days after the first anniversary of the prior year’s Annual Meeting of Stockholders, not earlier than the 120th day before the date of such Annual Meeting of Stockholders, and not later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders is first made by the Company, and (iii) with respect to any special meeting of stockholders called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and not later than the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. However, if the number of directors to be elected at an Annual Meeting of Stockholders is greater than the number of directors whose terms expire on the date of the Annual Meeting of Stockholders and there is no public announcement by the Company naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the 90th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders a stockholder’s notice will also be considered timely if received not later than the 10th day following the date on which the public announcement was first made by the Company, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such Annual Meeting of Stockholders.
A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2(d) of our amended and restated by-laws with respect to the nominee for director and the nominating stockholder. Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Secretary of the Company (i) a completed questionnaire providing information concerning the background and qualifications of that person and (ii) a written representation and agreement in a form to be provided by the Secretary pertaining to, among other things, any voting commitments made by the potential nominee and compensation that the nominee expects to receive other than from the Company as a result of his or her service as a director. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The chairman of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our amended and restated by-laws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the nomination will be disregarded.
Our amended and restated by-laws are available on the SEC’s website at http://www.sec.gov. You may also obtain a copy of the relevant provisions of our amended and restated by-laws regarding the requirements for nominating director candidates at no charge by contacting our Secretary at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Additionally, a copy of our amended and restated by-laws is available on our website at www.constructionpartners.net under the “Investors - Corporate Governance” tab.

Executive Sessions
The Company’s Corporate Governance Guidelines require non-management directors to meet regularly in executive sessions without management present. These sessions may be chaired by the Executive Chairman of the Board or the chairperson on any committee of the Board, so long as such person is not a member of management.

Stockholder Communications with the Board
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Interested parties who wish to contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, should address such communications to:
Construction Partners, Inc.
c/o Secretary
290 Healthwest Drive, Suite 2
Dothan, Alabama 36303
Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of the communication. The Secretary of the Company will initially receive and process communications before forwarding them to the addressee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation of Executive Officers

We are an “emerging growth company” and “smaller reporting company” under applicable SEC rules and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation.

Our executive compensation program is designed to attract, motivate and retain high-quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders. The following discussion relates to the compensation of Charles E. Owens, our President and Chief Executive Officer, and our two most highly compensated executive officers during the 2019 fiscal year other than Mr. Owens: F. Julius Smith, III and John L. Harper, both of whom are Senior Vice Presidents. We refer to Messrs. Owens, Smith and Harper collectively herein as our “named executive officers.” All information presented gives effect to the Reclassification.

Summary Compensation Table
The following table sets forth, for the fiscal years ended September 30, 2019 and 2018, a summary of the compensation paid to or earned by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles E. Owens	2019	546,961	874,000	32,201	1,453,162
President and Chief Executive Officer	2018	450,000	1,074,000	33,041	1,557,041

F. Julius Smith, III	2019	426,616	602,000	80,036	1,108,652	(3)
Senior Vice President	2018	400,000	677,000	77,289	1,154,289

John L. Harper (4)	2019	426,575	369,000	51,934	847,509
Senior Vice President

(1)	The amounts in this column consist of the named executive officers’ respective cash bonus awards, which are awarded on a discretionary basis. In addition, for Mr. Smith, the amount shown includes cash retention payments made pursuant to his employment and non-competition agreement in the amount of $300,000 during the 2018 fiscal year and $225,000 during the 2019 fiscal year.
(2)	The amounts in this column include the following items: (a) for each of the named executive officers, the value of his personal use of a Company-owned vehicle, 401(k) plan matching contributions, mobile device subscription fees paid by the Company, and Company-paid premiums for health and life insurance; (b) for Messrs. Owens and Harper, Company-paid premiums for long-term disability insurance; and (c) for Mr. Smith, Company-paid club dues in the amount of $27,163. The value to the named executive officers of their personal use of Company-owned automobiles is based on the incremental cost to the Company of such use, which the Company has calculated as the total variable expense associated with operation of such automobiles during the applicable period. The Company has determined that the incremental cost to the Company for the use of Company-owned automobiles by Mr. Smith during the 2019 fiscal year was $29,842.
(3)
During the 2019 fiscal year, the exercise price of an option held by Mr. Smith to purchase 74,592 shares of our Class B common stock was reduced from $0.04 per share to $0.0357 per share. The Company has determined that the incremental change in the fair value of the option, computed as of the modification date in accordance with FASB ASC Topic 718, was zero. For more information about Mr. Smith’s option and the amendment to the option agreement, see the discussion below under the heading “Non-Plan Stock Option Agreement and Amendment.”

(4)	Mr. Harper was not a named executive officer prior to the 2019 fiscal year.

 Employment Agreement
Since 2014, FSC II, LLC, our wholly owned subsidiary (“FSC”), has been a party to an employment and non-competition agreement with Mr. Smith, pursuant to which Mr. Smith serves as President of FSC. The initial term of the agreement expired on June 30, 2019, but the agreement continues on a month-to-month basis until terminated by the mutual agreement of the parties. Pursuant to the agreement, Mr. Smith receives a guaranteed minimum annual base salary and is eligible to receive discretionary bonuses at the discretion of the Compensation Committee. Under the agreement, Mr. Smith also receives (i) the benefits and holidays offered to other FSC employees, (ii) family medical coverage and dental insurance at the expense of FSC, (iii) 15 days of paid vacation each year, (iv) use a cellular phone provided by FSC, and (v) use of an FSC-provided automobile in his conduct of FSC business, for which FSC pays the maintenance costs. Until June 2019, Mr. Smith also received monthly retention payments of $25,000 and was entitled to a term life insurance policy on his life in the amount of $2.0 million, for which FSC paid the premiums and Mr. Smith was entitled to designate the beneficiaries.

Non-Plan Stock Option Agreement and Amendment
On March 7, 2017, we granted a non-plan stock option to Mr. Smith. The option originally provided for the purchase of 2,960 shares of our common stock (prior to the Reclassification) at an exercise price of $1.00 per share. The option was fully vested upon the date of grant, but was initially exercisable only during the ten-day period immediately preceding a change in control of the Company, as defined in the option agreement. The agreement also provided that the option would expire on the earliest of (i) the termination of Mr. Smith’s services to the Company, (ii) March 7, 2027, and (iii) the occurrence of a change in control. On August 30, 2019, we and Mr. Smith entered into an amendment to the option agreement that (i) adjusted the number of underlying shares and exercise price of the option to account for the Reclassification; (ii) reduced the exercise price (as adjusted) for the shares of our Class B common stock underlying the option; (iii) made the option immediately exercisable; and (iv) provided that the option would expire on the earlier of December 31, 2019 or the occurrence of one of the other expiration events set forth in the option agreement, as described above. Mr. Smith exercised the option in full on August 30, 2019, purchasing 74,592 shares of our Class B common stock at a price of $0.0357 per share.

Construction Partners, Inc. 2018 Equity Incentive Plan
On April 22, 2018, our Board and a majority of our stockholders adopted an amendment and restatement of the 2016 Equity Plan and renamed it the Construction Partners, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”) pursuant to which employees, directors and consultants of the Company and our affiliates, including our named executive officers, are eligible to receive awards. The 2018 Equity Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance awards that are intended to align the interests of participants with those of our stockholders.
Eligibility. Employees, non-employee directors and consultants of the Company and our affiliates are eligible to receive awards under the 2018 Equity Plan.
Administration. The 2018 Equity Plan is administered by our Compensation Committee. The Compensation Committee has the power to determine when and to whom awards are granted, determine the number of shares for awards, prescribe and interpret the terms and provisions of each award agreement (which may vary), accelerate the exercise terms of an award, delegate duties under the 2018 Equity Plan and execute all other responsibilities permitted or required thereunder.
Shares Available for Issuance. The 2018 Equity Plan originally reserved 2,000,000 shares of our Class A common stock for issuance pursuant to equity awards, of which 1,707,466 shares remain available following awards made during the 2019 fiscal year. If an award under the 2018 Equity Plan is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will revert to the share reserve and will be available for new awards under the 2018 Equity Plan. The 2018 Equity Plan provides for an adjustment in the number of shares available for issuance in the event of a distribution, recapitalization, stock split, merger, consolidation or similar corporate event.
Types of Awards.
Options. We may grant options to eligible persons, including: (i) incentive options (only to our employees or those of our affiliates) that comply with Section 422 of the Internal Revenue Code of 1986 (the “Code”); and (ii) nonqualified options that are not intended to be incentive options. The exercise price of each option granted under the 2018 Equity Plan will be stated in the award agreement and may vary; however, the exercise price for an option will not be less than the fair market value per share of our Class A common stock as of the date of grant (or 110% of the fair market value for incentive options granted to holders of more than 10% of the voting power of all classes of our and our affiliates’ common stock), nor will the option be re-priced without the prior approval of our stockholders. The fair market value per share of our Class A common stock will be determined based on reported transactions on the Nasdaq Global Select Market. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. The Compensation Committee will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Compensation Committee, payment by promissory note or by withholding of otherwise deliverable shares) and the methods and forms in which our Class A common stock will be delivered to a participant.
Stock Appreciation Rights. A stock appreciation right is the right to receive an amount equal to the excess of the fair market value of one share of our Class A common stock on the date of exercise over the grant price of the stock appreciation right, payable in either cash or shares of Class A common stock or any combination thereof as determined by the Compensation Committee. The per share grant price of a stock appreciation right will be determined by the Compensation Committee, but in no event will the grant price be less than the fair market value of our Class A common stock on the date of grant, determined as described for options above. The Compensation Committee will have the discretion to determine other terms and conditions of a stock appreciation rights award.
Restricted Stock Awards. A restricted stock award is a grant of shares of our Class A common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the award agreement, the holder of a restricted stock award will have rights as a stockholder, including the right to vote the shares subject to the restricted stock award or to receive dividends on the shares subject to the restricted stock award during the restriction period. The Compensation Committee will provide, in the award agreement, whether the restricted stock will be forfeited upon certain terminations of employment. Unless otherwise determined by the Compensation Committee, Class A common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such Class A common stock or other property has been distributed.
Restricted Stock Units. Restricted stock units are rights to receive shares of our Class A common stock, cash or a combination of both stock and cash at the end of a specified period. The Compensation Committee may subject restricted stock units to restrictions (which may include a risk of forfeiture) to be specified in the award agreement, which restrictions may lapse at such times determined by the Compensation Committee. Restricted stock units may be settled by delivery of shares of our Class A common stock, cash equal to the fair market value of the specified number of shares covered by the restricted stock units or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. The participant will not be entitled to receive dividends or dividend equivalents unless the award agreement specifically provides therefor.
Performance Awards. The vesting, exercise or settlement of awards may be subject to achievement of specified objective or subjective performance goals based on one or more business criteria set forth in the 2018 Equity Plan. The Compensation Committee may use one or more of the following criteria, which may be applied to a participant, a business unit or to us and our affiliates, in establishing performance goals for such performance awards: revenues; earnings before all or any of interest expense, taxes, depreciation and/or amortization; funds from operations; funds from operations per share; operating income; operating income per share; pre-tax or after-tax income; net cash provided by operating activities; cash available for distribution; cash available for distribution per share; working capital and components thereof; sales (net or gross) measured by product line, territory, customer or customers or other category; return on equity or average stockholders’ equity; return on assets; return on capital; enterprise value or economic value added; share price performance; improvements in our attainment of expense levels; implementation or completion of critical projects; improvement in cash-flow (before or after tax); net earnings; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost or liability by category, operating unit or any other delineation; any increase or decrease of one or more of the foregoing over a specified period; or the occurrence of a change in control (as defined in the 2018 Equity Plan).
The Compensation Committee may provide in any performance award for the inclusion or exclusion of the effect on reported financial results of any of the following events or occurrences: asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles or other laws or provisions; reorganization or restructuring programs, including share repurchase programs; acquisitions or divestitures; foreign currency exchange translation gains or losses; any loss from a discontinued operations; goodwill impairment charges; revenue or earnings attributable to a minority ownership in another entity; any amounts accrued by us or any subsidiary pursuant to management bonus plans or cash profit-sharing plans and related employer payroll taxes for the fiscal year; any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and gains and losses that are treated as extraordinary items. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies on a per-share basis, against our performance as a whole or against one or more of our entities, segments, operating units or products, on a pre-tax or after-tax basis, in tandem with any other performance goal, or otherwise as the Compensation Committee may determine.
Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on our Class A common stock, including, without limitation, dividend equivalent rights.
Change in Control and Other Corporate Transactions. In the event of a change in control (as defined in the 2018 Equity Plan) or certain other significant corporate transactions, outstanding awards will be treated as the Compensation Committee determines in its discretion. The Compensation Committee may (i) arrange for continuation or assumption of awards, or substitution of equivalent awards of the surviving entity or its parent; (ii) cancel awards in exchange for cash or securities in an amount equal to the value of vested awards, or to the difference between the value of the underlying shares of our Class A common stock and the exercise price for vested options and stock appreciation rights; or (iii) cancel outstanding awards without payment of any consideration, in which case participants will be given a reasonable period during which to exercise their awards.
Plan Amendment or Termination. Either our Board or our Compensation Committee may amend or terminate the 2018 Equity Plan. However, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing rules. In addition, either our Board or our Compensation Committee may amend awards granted under the 2018 Equity Plan, but no amendment may impair the rights of a participant under any outstanding award without his or her consent. The 2018 Equity Plan will remain in effect for a period of ten years unless earlier terminated by our Board or the Compensation Committee.

Incentive Compensation Recoupment Policy
We have a Policy for the Recoupment of Incentive Compensation (the “Recoupment Policy”), which provides that, in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with financial reporting requirements under the securities laws, we are required to use reasonable efforts to recoup from current and former executive officers any excess incentive compensation received by them during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. The Recoupment Policy is intended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and proposed SEC rules thereunder, which we believe represents best practice. The Recoupment Policy applies to incentive compensation (cash and equity) that is approved, awarded or granted to our executive officers on or after December 6, 2018. The Recoupment Policy applies irrespective of whether an executive officer engaged in fraud or other misconduct.
Cash and equity awards that are granted, earned or vested wholly or in part on the attainment of a financial reporting measure are subject to recoupment based on a restatement of our financial statements. We may recoup incentive compensation by (i) requiring reimbursement of cash incentive compensation previously paid, (ii) seeking recovery of any gain realized on vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards, (iii) offsetting the recouped amount from any compensation otherwise owed by us to the current or former executive officer, (iv) canceling outstanding vested or unvested equity awards and/or (v) taking any other remedial or recovery action permitted by law. There is no time limit on our ability to recover amounts under the Recoupment Policy other than limits imposed by law, and recoupment is available to us regardless of whether the executive officer is still employed by us when repayment is required. Our Compensation Committee, designated by the Board as the administrator of the Recoupment Policy, is responsible for determining whether recoupment is required under the Recoupment Policy and for making all other determinations for the administration of the Recoupment Policy.

Outstanding Equity Awards at Fiscal Year-End
There were no outstanding equity-based awards held by our named executive officers as of September 30, 2019.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information regarding options and rights outstanding under our equity compensation plans as of September 30, 2019.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-Average Exercise Price of Outstanding Options and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	-	-	1,707,466 (1)
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	-	-	1,707,466

(1)	Represents shares of Class A common stock available for issuance under the 2018 Equity Plan.

Retirement Benefits
We do not provide defined benefit pension payments. Our named executive officers are eligible to participate in our 401(k) Plan (the “401(k) Plan”) on the same basis as other employees who satisfy the 401(k) Plan’s eligibility requirements. As such, our named executive officers, along with other 401(k) Plan participants, are eligible for discretionary employer matching contributions and discretionary contributions. Since January 1, 2017, all 401(k) Plan participants have been eligible for employer matching contributions equal to 100% of the participant’s elective deferral contributions up to 3% of the participant’s compensation, plus 50% of the participant’s elective deferral contributions that exceed 3% of the participant’s compensation but are not more than 5% of the participant’s compensation.

Potential Payments upon Termination or a Change in Control
Under Mr. Smith’s employment agreement with FSC, if Mr. Smith’s employment with FSC is terminated either voluntarily by Mr. Smith or by FSC for any reason except his death, then FSC has the right to elect to enforce a two-year non-compete period, pursuant to which Mr. Smith will be restricted from competing with FSC in road construction, paving, grading, asphalt and any other business activity engaged in by FSC within 75 miles of the city limits of Raleigh, North Carolina. If FSC makes such an election, then Mr. Smith will be entitled to receive monthly non-compete payments equal to his then-current monthly base salary for the 24-month non-compete period.

Role of Executive Officers in Determining Executive Compensation
The Compensation Committee makes all compensation decisions related to our named executive officers. Our Chief Executive Officer regularly provides information and recommendations to the Compensation Committee on the performance of the executive officers and appropriate levels and components of compensation, as well as other information that the Compensation Committee may request. However, our Chief Executive Officer does not participate in any Compensation Committee deliberations or determinations with respect to his own compensation.

Role of Compensation Consultant in Determining Executive Compensation
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, outside counsel and other advisers as it deems necessary to assist with the execution of its duties and responsibilities. Prior to selecting or receiving advice from such advisers, the Compensation Committee is required to consider certain factors specified in SEC and Nasdaq rules, including an evaluation of whether the adviser has a conflict of interest that would impair the independent execution of its services to the Company. The Company will provide appropriate funding for payment of reasonable compensation to any adviser retained by the Compensation Committee. The Compensation Committee did not retain a compensation consultant or other outside adviser during the 2019 fiscal year.

Director Compensation
Our Corporate Governance Guidelines provide that the form and amount of director compensation are determined by the Compensation Committee in accordance with the policies and principles set forth in its charter and then recommended to the Board for action. In determining the form and amount of director compensation, the Compensation Committee considers the responsibilities of the directors and the fees and other forms of compensation being paid by other companies comparable to us. In December 2018, the Compensation Committee recommended, and our Board approved, an annual retainer of $110,000 for non-employee directors and an annual retainer of $330,000 for the Executive Chairman of the Board.

Our Corporate Governance Guidelines specify that a significant portion of director compensation should be paid in the form of shares of our stock. During the 2019 fiscal year, the Compensation Committee, as administrator of the 2018 Equity Plan, determined to pay director compensation exclusively in the form of stock and approved grants of restricted shares of our Class A common stock with a multi-year vesting period to each of our non-employee directors as payment of their respective annual retainers for the 2019, 2020 and 2021 fiscal years. The grants vest as to two-thirds of the underlying shares on January 1, 2021, and as to the remaining one-third of the underlying shares on January 1, 2022. The Compensation Committee believes that paying retainers in the form of restricted stock will help to align the interests of our directors with those of our stockholders by further incentivizing the Board to direct the affairs of the Company in a manner that will enhance the value of our common stock. To the extent that the aggregate grant date fair value of the respective awards exceeded the value of the annual retainer payable for three years of board service at current levels, such awards were deemed to be discretionary grants within the scope of the Compensation Committee's authority under the 2018 Equity Plan.

The following table summarizes the compensation for fiscal years 2019, 2020 and 2021 paid to our non-employee directors during the fiscal year ended September 30, 2019.

Name (1)	Stock Awards ($) (2)	Total ($)
Ned N. Fleming, III	$1,484,205 (3)	$1,484,205
Craig Jennings	$483,129	$483,129
Mark R. Matteson	$483,129	$483,129
Michael H. McKay (4)	$483,129	$483,129
Stefan L. Shaffer	$483,129	$483,129
Noreen E. Skelly (5)	$351,918	$351,918

(1)	Our directors’ outstanding equity awards as of fiscal year-end 2019 consisted solely of restricted shares of Class A common stock in the following amounts: Mr. Fleming – 114,575 shares; each of Messrs. Jennings, Matteson, McKay and Shaffer – 38,192 shares; and Ms. Skelly – 23,191 shares.
(2)	The Compensation Committee approved grants of restricted shares of our Class A common stock to each of our non-employee directors as payment of their respective annual retainers, $110,000 for non-employee directors and $330,000 for the Executive Chairman of the Board, for the 2019, 2020 and 2021 fiscal years. In addition, the Compensation Committee, as administrator of the Company’s 2018 Equity Incentive Plan, made various discretionary grants to members of the Board in recognition of their service to the Company. The aggregate grant date fair value of the shares of restricted stock awarded to each of our non-employee directors was approximately $483,000, except for Mr. Fleming who, as Executive Chairman of the Board, received shares having an aggregate grant date fair value of approximately $1.5 million, and Ms. Skelly, who received shares having an aggregate grant date fair value of approximately $352,000 due to her retainer being prorated as described in footnote five. The amounts shown were not actually paid to the directors. Rather, the amounts represent the respective grant date fair values of awards of restricted shares of our Class A common stock, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of the awards of restricted shares of our Class A common stock is equal to the closing price of a share of our Class A common stock on the date of grant (as reported by Nasdaq), multiplied by the number of shares granted. On May 13, May 24 and August 23, 2019, the dates on which the various grants were made during fiscal 2019, the closing price for a share of our Class A common stock was $12.65, $13.28 and $13.97, respectively.
(3)	Pursuant to an amendment to the 2018 Equity Plan adopted during the 2019 fiscal year, the general $750,000 limitation on the aggregate dollar value of equity awards payable to any non-employee director during a single calendar year was multiplied by two with respect to awards granted to Mr. Fleming during 2019, the first calendar year in which Mr. Fleming was granted awards under the 2018 Equity Plan.
(4)	During the 2019 fiscal year, Mr. McKay reimbursed the Company in full for a $60,000 cash retainer paid to him in contemplation of his Board service for the 2019 fiscal year prior to the grant date of the shares of restricted stock described above.
(5)	Ms. Skelly was appointed to the Board on April 30, 2019; accordingly, her retainer was prorated to reflect service on the Board for only a portion of the 2019 fiscal year.
In addition to the payments described above, the Company also reimbursed all ordinary and necessary expenses incurred by our directors in their conduct of the Board’s business. Mr. Owens, our President and Chief Executive Officer, was not compensated for his service on the Board during fiscal year 2019. The compensation received by Mr. Owens for his service as the Company’s President and Chief Executive Officer is set forth above under the heading “Summary Compensation Table.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions
On April 22, 2018, our Board adopted a written policy for the review, approval and ratification of transactions with related parties. The policy covers transactions between the Company and any of our executive officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing. Our Audit Committee reviews transactions covered by this policy to determine, among other things:
•whether the terms of the transaction are fair to the Company, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related party;
•whether there are demonstrable business reasons for the Company to enter into the transaction;
•whether the transaction is material to the Company;
•the role the related party played in arranging the transaction;
•whether the transaction could impair the independence of a director; and
•the interests of all related parties in the transaction.
A related party transaction will only be approved or ratified by the Audit Committee if the Audit Committee determines that the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.
Historically, our management and Board have reviewed and approved related party transactions. The terms of the related party transactions and agreements described below were determined by and among affiliated entities and, consequently, are not necessarily the result of arm’s length negotiations. Although it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties, our management and Board believe that the terms of the related party transactions described below are reasonable, fair and beneficial to the Company.

Transactions with Related Parties
We have engaged in, and continue to engage in, related party transactions with certain current and former directors, members of management and beneficial holders of more than 5% of our common stock. The following summarizes certain transactions with these related parties.
Management Services Agreement
The Company, as successor by merger to Construction Partners Holdings, Inc., previously a wholly owned subsidiary of the Company (“CPHI”), is a party to a management services agreement with SunTx Capital Management Corp. (“SunTx Capital Management”), an affiliate of SunTx. Pursuant to the agreement, SunTx Capital Management provides management services to us, including management services with respect to financing, business strategies and business development, in return for a monthly fee of $83,333, plus an amount not exceeding 2% of the total value of any acquisition, disposition, debt or equity financings by us and out-of-pocket expenses. For these management services, we paid SunTx Capital Management approximately $1.5 million and $1.3 million during the fiscal years ended September 30, 2018 and 2019, respectively. The management services agreement expires on October 1, 2023.
Registration Rights Agreement
We are a party to a registration rights agreement (the “Registration Rights Agreement”) with certain related parties, including (i) SunTx Expansion Fund, SunTx Fulcrum Fund, SunTx Fulcrum Dutch Fund, and Grace, Ltd., each of which owns more than 5% of our Class B common stock, (ii) Michael H. McKay, a director of the Company, and (iii) R. Alan Palmer and John L. Harper, executive officers of the Company (collectively, together with the other parties to the Registration Rights Agreement, the “RRA Holders”). Pursuant to the Registration Rights Agreement, we are required to register under the Securities Act of 1933 (the “Securities Act”) shares of our common stock owned by such RRA Holders (the “Registrable Securities”) upon their demand under certain circumstances. Specifically, subject to certain restrictions, RRA Holders who own at least 20% of our outstanding Registrable Securities may demand that we register at least 50% of the aggregate number of Registrable Securities owned by such requesting RRA Holders. We are not obligated to file a registration statement pursuant to these demand provisions on more than two occasions on Form S-1. However, the RRA Holders are entitled to make an unlimited number of demands for registration on Form S-3, subject to the limitation that the Company will not be obligated to file more than one registration statement on Form S-3 in response to a registration demand within six months after the effective date of any registration statement that we file in response to a registration demand.
The RRA Holders have “piggyback” registration rights as well. Accordingly, if, at any time, we propose to register an offering of our securities, either for our account or for the account of our other stockholders, we must give written notice to the RRA Holders to allow each to include its shares in the registration, subject to certain marketing and other limitations.
The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a particular registration and our right to delay or withdraw the registration statement under certain circumstances. We generally will pay all registration expenses in connection with our obligations under the Registration Rights Agreement. The Registration Rights Agreement provides that we will indemnify the RRA Holders against certain liabilities that may arise under the Securities Act and expires on May 4, 2023.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. We anticipate that future directors and executive officers will enter into indemnification arrangements with us in substantially similar form. The indemnification agreements generally provide, among other things, that we will indemnify and hold harmless each person subject to such agreement (each, an “indemnitee”) to the fullest extent permitted by applicable law from and against all expenses, losses, damages, judgments, fines and other specified costs that may result or arise in connection with such indemnitee serving in his or her capacity as a director or executive officer of the Company or serving at our direction as a director, officer, employee or agent of another entity. These agreements further provide that, upon an indemnitee’s request and subject to certain conditions, we will advance expenses to the indemnitee. Pursuant to the indemnification agreements, an indemnitee is presumed to be entitled to indemnification, and we have the burden of proving otherwise. The indemnification agreements also provide that, to the extent that we maintain an insurance policy providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company, indemnitees shall be covered by such policy to the maximum extent of the available coverage. The foregoing is only a brief description of the indemnification agreements, does not purport to be complete and is qualified in its entirety by reference to the Company’s form of indemnification agreement, which previously has been filed with the SEC.
Other Transactions
On December 31, 2017, we sold an indirect wholly owned subsidiary to Reid Smith, the brother of F. Julius Smith, III, our Senior Vice President, in consideration for a note receivable in the amount of approximately $1.0 million, which approximated the net book value of the disposed entity. In connection with this transaction, we also received a note receivable from the disposed entity in the amount of approximately $1.0 million, representing certain accounts payable of the disposed entity that we had previously paid on its behalf. During the 2018 fiscal year, the largest aggregate amount of principal outstanding was the initial principal balance at origination, and the aggregate amount of principal paid on the notes was approximately $251 thousand. During the 2019 fiscal year, the largest aggregate amount of principal outstanding was approximately $1.8 million, and the aggregate amount of principal paid on the notes was approximately $185 thousand, net of interest accrued. As of September 30, 2018 and 2019, the aggregate remaining principal balance of the notes was approximately $1.8 million and $1.6 million, respectively. Each note bears simple interest at a rate of two percent per year, but no interest payments were made on either note during our 2018 or 2019 fiscal years. Principal and interest payments have been, and will be, due in periodic installments from January 2018 through September 2026.
Since January 30, 2015, FSC has been a party to a master services subcontract with Austin Trucking, LLC (“Austin Trucking”), an entity owned by Jacob R. Austin, the brother-in-law of F. Julius Smith, III, our Senior Vice President. Pursuant to the agreement, Austin Trucking performs subcontract work for FSC, including trucking services. During the fiscal years ended September 30, 2018 and 2019, FSC incurred costs of approximately $13.0 million and $15.2 million, respectively, for these subcontract services. As of September 30, 2018 and 2019, we had approximately $790 thousand and $834 thousand, respectively, due to Austin Trucking reflected in accounts payable.
FSC provides construction services to various companies owned by Fred J. Smith, Jr., the father of F. Julius Smith, III, our Senior Vice President. During the fiscal years ended September 30, 2018 and 2019, we earned approximately $1.7 million and $3.2 million, respectively, for these services. As of September 30, 2018 and 2019, we had approximately $2.7 million and $1.3 million, respectively, due from these companies reflected in contracts receivable.

FSC provides construction services to various companies owned by Reid Smith, the brother of F. Julius Smith, III, our Senior Vice President. During the fiscal years ended September 30, 2018 and 2019, we earned approximately $94 thousand and $2.7 million, respectively, for these services. As of September 30, 2018 and 2019, we had approximately $200 thousand and $1.0 million, respectively, due from these companies reflected in contracts receivable.
FSC pays a consulting fee to Fred Smith Company, an entity owned by Fred J. Smith, Jr., the father of F. Julius Smith, III, our Senior Vice President. During the fiscal years ended September 30, 2018 and 2019, FSC paid approximately $224 thousand and $217 thousand, respectively, in consulting fees to this entity.
FSC rents vehicles on a month-to-month basis from Fred Smith Company, an entity owned by Fred J. Smith, Jr., the father of F. Julius Smith, III, our Senior Vice President. During the fiscal years ended September 30, 2018 and 2019, FSC paid Fred Smith Company approximately $1.1 million and $1.0 million, respectively, for these rentals. In addition, during the fiscal year ended September 30, 2019, FSC purchased vehicles that it previously had rented from Fred Smith Company for an aggregate purchase price of approximately $441 thousand. FSC did not make any such purchases during the fiscal year ended September 30, 2018.
From time to time, Providence Construction Services, LLC (“Providence”), an entity owned by Reid Smith, the brother of F. Julius Smith, III, our Senior Vice President, provides subcontracting services to FSC. During the fiscal years ended September 30, 2018 and 2019, FSC paid approximately $216 thousand and $4.2 million, respectively, for these services, and FSC owed approximately $52 thousand and $404 thousand to Providence as of September 30, 2018 and 2019, respectively, as reflected in accounts payable.
Prior to our acquisition of FSC, FSC advanced funds to an entity owned by Fred J. Smith, Jr., the father of F. Julius Smith, III, our Senior Vice President, in connection with a land development project. The obligations of the borrower entity to repay the advances are guaranteed by a separate entity owned by Fred J. Smith, Jr. Amounts outstanding under the advances do not bear interest and must be repaid in full no later than March 17, 2021. During each of the fiscal years ended September 30, 2018 and 2019, the amount of principal outstanding under the advances was approximately $774 thousand.
In November 2017, WCC hired Brandi Harper, the wife of John L. Harper, our Senior Vice President, as General Counsel. From her hire date through September 30, 2018, WCC paid Brandi Harper $206,346 in connection with her employment with WCC. Prior to her hire date, Harper Law Firm, LLC, a law firm owned by Brandi Harper, provided legal services to WCC, for which WCC paid approximately $58,000 as compensation during the fiscal year ended September 30, 2018. During the fiscal year ended September 30, 2019, WCC paid Brandi Harper $265,904 in connection with her employment with WCC.
Brandon Owens, the son of Charles E. Owens, our President and Chief Executive Officer, serves as the Vice President of Operations of WCC. During the fiscal years ended September 30, 2018 and 2019, WCC paid Brandon Owens $352,500 and $348,711, respectively, in connection with his employment with WCC.
J. Gregory (Greer) Walker, the son of John A. Walker, our Senior Vice President, serves as a Chief Estimator and Project Manager of WCC. During the fiscal years ended September 30, 2018 and 2019, WCC paid Greer Walker $125,852 and $129,095, respectively, in connection with his employment with WCC.
We are a party to an access agreement with Island Pond Corporate Services, LLC (“Island Pond”) regarding certain property owned by affiliates of Ned N. Fleming, III, the Executive Chairman of our Board and Managing Partner of SunTx. Pursuant to the agreement, we have a non-exclusive right to use certain land located in Baker County, Georgia for the purpose of business development. We paid Island Pond $320,000 during each of the fiscal years ended September 30, 2018 and 2019, pursuant to the terms of the agreement.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company’s common stock held by them. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the fiscal year ended September 30, 2019, all such reports that were required to be filed were filed on a timely basis, except that (i) John L. Harper, our Senior Vice President, was delinquent in filing one report related to the purchase of shares of our Class A common stock by a trust for which Mr. Harper serves as trustee, and (ii) Robert P. Flowers, our Senior Vice President, was delinquent in filing one report related to a sale of shares of our Class A common stock directly owned by him.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is currently composed of three directors, all of whom satisfy the heightened independence requirements specified in Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq. All members of the Audit Committee are financially literate, as that qualification has been interpreted by the Company’s Board in its business judgment, and two members of the Audit Committee qualify as “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee operates under a written charter.
The Audit Committee hereby submits the following report:
•The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of, and for the fiscal year ended, September 30, 2019.
•The Audit Committee has discussed with the Company’s independent registered public accountants, RSM, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees (as amended), as well as all other matters required to be discussed with the independent auditors by applicable PCAOB standards and the SEC.
•The Audit Committee has received and reviewed the written disclosures and the letter from RSM required by applicable rules of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC.

Audit Committee:

Noreen E. Skelly, Chairperson
Michael H. McKay
Stefan L. Shaffer

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as Class II directors of the Company to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders:

Craig Jennings	Mark R. Matteson

Unless a stockholder instructs otherwise, shares represented by properly submitted proxies will be voted “FOR” the election of the director nominees listed above. The Board anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board.
The Board unanimously recommends that the stockholders vote “FOR” each of the nominees named above.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has selected RSM as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020. Stockholder ratification of the appointment is not required under Delaware law, but the Board has decided to ascertain the position of the Company’s stockholders on the appointment. The Audit Committee and the Board believe that the continued retention of RSM as the Company’s independent registered public accountants is in the best interest of the Company and its stockholders. If the appointment of RSM is not ratified, the Audit Committee will reconsider its appointment of RSM. The affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification.

General
RSM has audited our financial statements for the fiscal year ended September 30, 2019 and has served as our independent registered public accounting firm since June 2017. It is expected that a representative of RSM will be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

Audit Committee Pre-Approval Policy
Our Board has a policy for the pre-approval of audit and non-audit services performed by the independent registered public accountants, pursuant to which the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the accountants’ independence. The Audit Committee considers non-audit fees and services when assessing the accountants’ independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any amounts invoiced for services rendered that materially exceed pre-approved cost levels will require specific approval by the Audit Committee prior to the payment of such invoice. On an annual basis, the Audit Committee may pre-approval specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months. The most recent pre-approval occurred in December 2019. The Audit Committee may delegate pre-approval authority to one or more of its members, who in turn must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to RSM
The following table presents fees for professional services rendered by RSM for the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2019 and 2018, and fees billed for other services rendered by RSM during those periods, including out-of-pocket expenses.

	2019	2018
Audit Fees	$1,323,100	$1,942,249
Audit-Related Fees	—	—
Tax Fees	5,400	—
All Other Fees	—	—
	$1,328,500	$1,942,249

Audit Fees. This category includes fees for professional services related to the audit of the Company’s financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services that are normally provided by RSM in connection with statutory and regulatory filings. Specifically, the amounts in the table above represent fees and expenses related to (i) the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2019 and 2018, (ii) review of the Company’s interim financial statements and related disclosures included in periodic reports filed with the SEC, (iii) work performed in connection with the Company’s registration statements filed during the 2018 and 2019 fiscal years, and (iv) audit services related to subsidiary-level financial data of our operating companies for submission to, and for purposes of qualifying our operating companies to perform work with, various state Departments of Transportation. All of the services described above were approved by the Audit Committee pursuant to the pre-approval policy described above.

Audit-Related Fees. This category includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in Audit Fees. There were no such fees for the 2019 or 2018 fiscal years.
Tax Fees. This category includes fees billed for professional services related to tax compliance, tax advice and tax planning. For the 2019 fiscal year, the amount in the table above, which was approved by the Audit Committee pursuant to the pre-approval policy described above, relates to tax advice rendered by RSM with respect to certain proposed transactions impacting the Company’s corporate structure. RSM did not render any such services to the Company during the 2018 fiscal year beyond its audit of our income tax accruals.
All Other Fees. This category includes fees billed to the Company for products and services provided by RSM that do not fall into one of the other three categories above. There were no such fees during the 2019 or 2018 fiscal years.
The Board unanimously recommends that the stockholders vote “FOR” Proposal 2.

OTHER MATTERS
As of the date of this Proxy Statement, the Board does not know of any business that will be presented for consideration at the Annual Meeting other than as specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS
In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and form of proxy for the 2021 Annual Meeting of Stockholders pursuant to the proposal process prescribed by SEC Rule 14a-8, the proposal must be received by the Secretary of the Company at Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, on or before September 25, 2020.
If a stockholder is (i) submitting a proposal outside the proposal process mandated by SEC Rule 14a-8 or (ii) nominating an individual for election as a director, in each case pursuant to the advance notice provision of the Company’s amended and restated by-laws, the proposal or nomination must be received by the Secretary of the Company at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303 not earlier than November 6, 2020 or later than December 6, 2020, together with the necessary supporting documentation required under that by-law provision.

ANNUAL REPORT ON FORM 10-K
You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 without charge by sending a written request to Construction Partners, Inc., 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, Attention: Secretary.

CONSTRUCTION PARTNERS INC.
A LEADING INFRASTRUCTURE COMPANY

CONSTRUCTION PARTNERS, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Construction Partners, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE COMMUNICATIONS
If you would like to reduce the costs incurred by Construction Partners, Inc. in mailing proxy materials, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E89407-P30788

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSTRUCTION PARTNERS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Nominees:	**For**	**Withhold**
1a. Craig Jennings	☐	☐
1b. Mark R. Matteson	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees in Proposal 1 and FOR Proposal 2.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate whether you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign your name exactly as it appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on March 6, 2020:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This communication presents only an overview of the more complete proxy materials. We encourage you to review all of the important information contained in the proxy materials before voting.

E89408-P30788

CONSTRUCTION PARTNERS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Ned N. Fleming, III, Charles E. Owens and R. Alan Palmer, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Construction Partners, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on March 6, 2020, at the Hilton Garden Inn, located at 171 Hospitality Lane, Dothan, Alabama 36303, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 LISTED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE